As filed with the Securities and Exchange Commission
                        on July 25, 2000

                                   Registration  No. 333-_________
====================================================================


                          UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549

                            FORM S-8
     REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                       KINDER MORGAN, INC.
     (Exact name of registrant as specified in its charter)

        Kansas                                    43-029000
   (State or other                             (I.R.S. Employer
     jurisdiction                               Identification
 of incorporation or                               Number)
    organization)

                  500 Dallas Street, Suite 1000
                      Houston, Texas 77002
                         (713) 369-9000
      (Address of registrant's principal executive offices)

                KINDER MORGAN, INC. SAVINGS PLAN
                      (Full title of Plan)

                        Joseph Listengart
          Vice President, General Counsel and Secretary
                       Kinder Morgan, Inc.
                  500 Dallas Street, Suite 1000
                      Houston, Texas 77002
            (Name, and address of agent for service)
                         (713) 369-9000
    (Telephone number, including area code, of agent for service)

                            Copy to:

                         Gary W. Orloff
                  Bracewell & Patterson, L.L.P.
                   South Tower Pennzoil Place
                711 Louisiana Street, Suite 2900
                   Houston, Texas  77002-2781
                      Phone: (713) 221-1306
                       Fax: (713) 221-2166
                        -----------------

                 CALCULATION OF REGISTRATION FEE

===========================================================================
                                         Proposed             Proposed
     Title of                             Maximum              Maximum         Amount of
   Securities to       Amount to         Offering             Aggregate       Registration
 be Registered (1)   be registered  Price Per Share (2)  Offering Price (2)       Fee
---------------------------------------------------------------------------

Common Stock, $5.00    6,000,000         $32.6875           $196,125,000        $51,777
     par value
===========================================================================


(1) Pursuant to Rule 416(c) this Registration Statement also registers an indeterminate amount of interests to be offered or sold pursuant to the Kinder Morgan, Inc. Savings Plan as described herein.
(2) Estimated pursuant to Rule 457(h) solely for the purpose of calculating the registration fee based on the average of the high and low prices for the common stock of Kinder Morgan, Inc. on The New York Stock Exchange on July 19, 2000 ($32.6875 per share).

             STATEMENT UNDER GENERAL INSTRUCTION E -
              REGISTRATION OF ADDITIONAL SECURITIES

     The Registrant previously filed a Registration Statement on Form S-8 with the Securities and Exchange Commission on or about July 1, 1994 (SEC File No. 33-54403) (the "Previous Form S-8") in connection with the KN Energy, Inc. Profit Sharing and Savings Plan, which has since been renamed the Kinder Morgan, Inc. Savings Plan (the "Plan"). The Registrant also has merged into the Plan the following employee benefits plans: the Kinder Morgan Bulk Terminals Retirement Savings Plan and the Kinder Morgan Retirement Savings Plan. This Registration Statement registers additional shares of the Registrant's Common Stock to be issued pursuant to the Plan. The contents of the Previous Form S-8 and periodic reports that the Registrant filed after the Previous Form S-8 to maintain current information about the Registrant are hereby incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8.

                             PART II

       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.  Exhibits

        5          Opinion  of  Bracewell  &  Patterson,   L.L.P.
                   regarding the legality of the shares of Common Stock covered by this Registration Statement.
      23.1         Consent  of  Bracewell  &  Patterson,   L.L.P.
                   (included  in its opinion filed as  Exhibit  5
                   hereto).
      23.2         Consent of PricewaterhouseCoopers LLP
      23.3         Consent of Arthur Andersen LLP

Item 9.  Undertakings

     A.   The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i)   To  include any prospectus required  by
               section 10(a)(3) of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          Provided,   however,  that  paragraphs  (A)(1)(i)   and
          (A)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, that are incorporated by reference in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                           SIGNATURES

     The   Registrant.   Pursuant  to  the  requirements  of  the
Securities  Act  of 1933, the registrant certifies  that  it  has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lakewood, State of Colorado, on July 20, 2000.

                                   KINDER MORGAN, INC.
                                   (Registrant)

                                   By:  /s/JOSEPH LISTENGART
                                       --------------------------
                                   Joseph Listengart
                                   Vice President, General
                                   Counsel and Secretary


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or amendment thereto has been signed below by the following persons in the indicated capacities on July 20, 2000.


     SIGNATURE                     TITLE
     ---------                     -----


     /s/RICHARD D. KINDER          Director, Chairman of the Board
------------------------------     and Chief Executive Officer
     Richard D. Kinder             (principal executive officer)

     /s/WILLIAM V. MORGAN          Director, Vice Chairman of the
------------------------------     Board and President
     William V. Morgan

     /s/C. PARK SHAPER             Vice President -- Chief
------------------------------     Financial Officer (principal
     C. Park Shaper                financial and accounting
                                   officer)

     /s/EDWARD H. AUSTIN, JR.      Director
------------------------------
     Edward H. Austin, Jr.

     /s/CHARLES W. BATTEY          Director
------------------------------
     Charles W. Battey

     /s/STEWART A. BLISS           Director
------------------------------
     Stewart A. Bliss

     /s/TED A. GARDNER             Director
------------------------------
     Ted A. Gardner

     /s/EDWARD RANDALL, III        Director
------------------------------
     Edward Randall, III

     /s/H. A. TRUE, III            Director
------------------------------
     H. A. True, III

     The Plan. Pursuant to the requirements of the Securities Act of 1933, the Plan Administrator has duly caused this Registration Statement to be signed on behalf of the Plan by the undersigned, thereunto duly authorized in the City of Lakewood, State of Colorado on the 20th day of July, 2000.


                    KINDER MORGAN, INC. SAVINGS PLAN

                    Kinder Morgan, Inc., as Plan Administrator

                         By:/s/JOSEPH LISTENGART
                             ---------------------------------
                         Joseph Listengart
                         Vice President, General Counsel
                         and Secretary

                          EXHIBIT INDEX


 EXHIBIT NUMBER    DESCRIPTION
 --------------    -----------
        5          Opinion of Bracewell & Patterson, L.L.P.
                   regarding the legality of the shares of Common
                   Stock covered by this Registration Statement.

      23.1         Consent of Bracewell & Patterson, L.L.P.
                   (included in its opinion filed as Exhibit 5 hereto).

      23.2         Consent of PricewaterhouseCoopers LLP

      23.3         Consent of Arthur Andersen LLP